Exhibit 10.1

DIRECTOR FORM

NCS MULTISTAGE HOLDINGS, INC.

2017 Equity Incentive Plan

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”) is made by and between NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), and [  ] (the “Participant”), effective as of [  ] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to acquire shares of Common Stock (“Shares”) upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Restricted Stock Units”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1)

Grant of Restricted Stock Unit Award.  The Company hereby grants to the Participant, effective as of the Date of Grant, [  ] Restricted Stock Units, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2)	Vesting of Restricted Stock Units. Subject to the terms and conditions set forth in the Plan and this Agreement, the Restricted Stock Units shall vest as follows:

a)

General.  Except as otherwise provided in this Section 2, the Restricted Stock Units shall vest on the applicable dates set forth in the following schedule, subject to the Participant’s continued Service through the applicable vesting date:

Number of Restricted Stock Units That Vest	Vesting Date
[ ]	[ ]

b)	Change of Control. The Restricted Stock Units shall fully vest upon a Change of Control, subject to continued Service through such date.

c)	Termination of Service. All unvested Restricted Stock Units shall be forfeited upon the Participant’s termination of Service with the Company or its Subsidiaries for any reason.

2)	Payment

a)

Settlement.  The Company shall deliver to the Participant a number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 within thirty (30) days following the vesting date of the Restricted Stock Units or, if the Restricted Stock Units have been deferred, in accordance with the terms of the Participant’s Equity Incentive Plan Deferral Election Form. No fractional Shares shall be delivered; the Company shall pay cash in respect of any fractional Shares. The Company may deliver such shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Restricted Stock Units, registered in the name of the Participant.

b)

Taxes.  Participant shall be solely responsible for the payment and withholding of all income, employment and other taxes attributable to Participant under this Agreement, and Participant shall timely remit all taxes to the Internal Revenue Service and any other required governmental agencies. The Participant further acknowledges and agrees that, during and after the Participant’s termination of Service, Participant will indemnify, defend and hold the Company harmless from all taxes, interest, penalties, fees, damages, liabilities, obligations, losses and expenses arising from a failure or alleged failure to make the required reports and payments for income taxes.

3)

Adjustment of Shares.  In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Restricted Stock Units may be adjusted in accordance with Section 4.5 of the Plan.

4)	Miscellaneous Provisions

a)

Securities Laws Requirements.  No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met.  As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements.  The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

b)

Rights of a Shareholder of the Company.  Prior to settlement of the Restricted Stock Units in Shares, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares underlying the Restricted Stock Units; provided that, if dividends or other distributions are paid in respect of the Shares underlying unvested Restricted Stock Units, then a dividend equivalent equal to the amount paid in respect of one Share shall accumulate and be paid with respect to each unvested Restricted Stock Unit within forty-five (45) days following the date on which the unvested Restricted Stock Unit vests and then following vesting, any dividend equivalents paid with respect to shares underlying a vested Restricted Stock Unit shall be paid on a  current basis.

c)

Transfer Restrictions. The Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

d)

No Right to Continued Service.  Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

e)

Notification.  Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt.  Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

f)

Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement.  This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

h)

Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

i)

Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

k)

Choice of Law; Jurisdiction.  This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

l)

Signature in Counterparts.  This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

m)

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Such on-line or electronic system shall satisfy notification requirements discussed in Section 5(e).

n)

Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Unit Award Agreement effective as of the date first set forth above. Electronic acceptance of this Restricted Stock Unit Award Agreement pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.

PARTICIPANT	NCS MULTISTAGE HOLDINGS, INC.

[Signature Page – Restricted Stock Unit Award Agreement]